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                                                                   EXHIBIT 12(A)

                    PUBLIC SERVICE ELECTRIC AND GAS COMPANY

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

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
                                                      YEAR ENDED DECEMBER 31,
                                   -------------------------------------------------------------
                                     1989         1990         1991         1992         1993
                                   ---------    ---------    ---------    ---------    ---------
                                                      (THOUSANDS OF DOLLARS)
Net Income.......................  $ 544,374    $ 537,619    $ 545,479    $ 475,936    $ 614,868
Plus Income Taxes................    214,299      209,360      261,912      223,782      307,414
                                   ---------    ---------    ---------    ---------    ---------
Net Income Before Income Taxes...    758,673      746,979      807,391      699,718      922,282
                                   ---------    ---------    ---------    ---------    ---------
Fixed Charges
  Interest Charges...............    333,717      346,020      358,517      401,902      389,956
  Interest Factor in Rentals.....      8,908        9,162        9,311        9,591       11,090
                                   ---------    ---------    ---------    ---------    ---------
          Total..................    342,625      355,182      367,828      411,493      401,046
                                   ---------    ---------    ---------    ---------    ---------
Earnings Before Fixed Charges....  $1,101,298   $1,102,161   $1,175,219   $1,111,211   $1,323,328
                                   ---------    ---------    ---------    ---------    ---------
                                   ---------    ---------    ---------    ---------    ---------
Ratio............................       3.21         3.10         3.20         2.70         3.30
                                        ----         ----         ----         ----         ----
                                        ----         ----         ----         ----         ----

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